The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286



January 12, 2007

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

RE: 	American Depositary Shares evidenced
by the American Depositary Receipts of Serono
S.A. Rule 424(b)(3) File No. 333100779




Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts
(ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the name change to Merck Serono S.A. from Serono S.A.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate for Merck Serono S.A. The
Prospectus has been revised to reflect the new name, and has been overstamped with:

Effective January 12, 2007, the Companys name changed to Merck Serono S.A.
Please contact me with any questions or
comments at (212) 815 4244.

Sincerely,


Sandra W. Friedrich
Assistant Vice President
2128154244
sfriedrich@bankofny.com

675934-1